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                                                                  Exhibit 21.1


                               MB FINANCIAL, INC.
                       SUBSIDIARIES OF MB FINANCIAL, INC.


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               SUBSIDIARY                                      OWNERSHIP                       JURISDICTION OF ORGANIZATION
               ----------                                      ---------                       ----------------------------
MB Financial Bank, N.A.                    Wholly-owned subsidiary of MB Financial, Inc.       United States
Coal City Capital Trust I                  Wholly-owned subsidiary of MB Financial, Inc.       Delaware
Ashland Management Agency, Inc.            Wholly-owned subsidiary of MB Financial Bank        Illinois
MB1200 Corporation                         Wholly-owned subsidiary of MB Financial Bank        Illinois
Manufacturers Deferred Exchange            Wholly-owned subsidiary of MB Financial Bank        Illinois
 Corporation
Manufacturers Community Development        Wholly-owned subsidiary of MB Financial Bank        Illinois
 Corporation
Abrams Centre Bancshares, Inc.             Wholly-owned subsidiary of MB Financial, Inc.       Texas
Abrams Centre National Bank                Wholly-owned subsidiary of Abrams Bancshares, Inc.  United States
Union Bank, N.A.                           Wholly-owned subsidiary of MB Financial, Inc.       United States
MB Financial Insurance, Inc.               Wholly-owned subsidiary of MB Financial Bank        Illinois
MidCity Insurance Agency                   Wholly-owned subsidiary of MB Financial Bank        Illinois
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